      As filed with the Securities and Exchange Commission on July 15, 1999
                                               Registration No.  333-
                                                                     ------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CARROLLTON BANCORP
             (Exact name of registrant as specified in its charter)

         MARYLAND                                                 52-1660951
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification No.)

      344 NORTH CHARLES STREET, SUITE 300 BALTIMORE, MARYLAND     21201
           (Address of Principal Executive Offices)             (Zip Code)


                CARROLLTON BANCORP 1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

       David L. Costello, III, Treasurer                          copy to:
             Carrollton Bancorp, Inc.                    Charles R. Moran, Esquire
      344 North Charles Street, Suite 300          Ballard Spahr Andrews & Ingersoll, LLP
           Baltimore, Maryland 21201                 300 East Lombard Street, 19th Floor
                (410) 536-7308                         Baltimore, Maryland  21202-3268
(Name, address, and telephone number, including                (410) 528-5600
        area code, of agent for service)




------------------------------------------------------------------------------------------------------
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                         Calculation of Registration Fee
------------------------------------------------------------------------------------------------------
                                             Proposed maximum    Proposed maximum
 Title of securities       Amount to be       offering price        aggregate             Amount of
  to be registered         registered(1)        per share         offering price      registration fee
------------------------------------------------------------------------------------------------------
  Common Stock, par      200,000 shares(2)    $17.3125 (3)(4)       $3,462,500             $962.58
  value $1.00 per
      share
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of Carrollton Bancorp is increased by stock split, reclassification, stock dividend or similar transactions.

(2) Represents the number of shares of Common Stock that may be issued directly or purchased upon the exercise of stock options outstanding under the Plan as of the date hereof.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

(4) Calculated pursuant to Rules 457(c) and (h) based upon the average of the high and low prices of the Common Stock on the NASDAQ Stock Market's National Market on July 12, 1999, which date is within five (5) business days prior to the date of filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                   This Registration Statement covers 200,000 shares of Common Stock, par value $1 .00 per share (the "Common Stock"), of Carrollton Bancorp (the "Company"). The documents containing the information required to be included in Part I of this Registration Statement will be provided to all persons who are selected to participate in the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            INCORPORATION OF DOCUMENTS BY REFERENCE

         Carrollton Bancorp (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10- KSB for the fiscal year ended December 31, 1998;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (c) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's most recent fiscal year ended December 31, 1998; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (No. 33-33027), filed with the Commission by the Company on January 12, 1990, and any amendments or reports now or heretofore filed for the purpose of updating such description.

         In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.            DESCRIPTION OF SECURITIES

                   Not applicable.

Item 5.            INTERESTS OF NAMED EXPERTS AND COUNSEL

                   Not applicable.

Item 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter or bylaws a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter and bylaws of the Company contains such provisions which eliminate such liability to the maximum extent permitted by the MGCL. The Bylaws provide that the Company shall, to the full extent permitted by the MGCL, indemnify its directors and officers, including the advance of related expenses. The Bylaws also authorizes it, upon authorization of the Board of Directors, to indemnify other employees and/or agents of the Company to the same extent as directors and officers of the Company.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of this service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

         Insofar as indemnification for liabilities arising out of the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.            EXEMPTION FROM REGISTRATION CLAIMED

                   Not applicable.

Item 8.            EXHIBITS

         4.1       Carrollton Bancorp 1998 Long-Term Incentive Plan
                   (incorporated by reference to DEF Form 14A filed by the Company on March 16, 1998)

         4.4       Articles of Incorporation of the Company dated January 11,
                   1990, as amended by Articles of Amendment dated May 11, 1999 (incorporated by reference to the Company's
                   Registration Statement on Form S-4 (No. 33-33027), dated
                   January 12, 1990 and DEF Form 14A filed by the Company on
                   March 19, 1999)

         4.5 Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-4
                   (No. 33-33027), dated January 12, 1990)

         5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP

         23.1      Consent of Rowles & Company, LLP

         23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

         24.1      Power of Attorney (included on signature page)


Item 9.            UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the date below:

Dated:
                                  Carrollton Bancorp

July 15, 1999                     By: /s/ DALLAS R. ARTHUR
                                     ----------------------
                                     Dallas R. Arthur, President and
                                     Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dallas R. Arthur and David L. Costello III and each or any one of them, his or their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                        Date
---------                               -----                        ----

/s/ Leo a O'Dea             Chairman of the Board and Director   July 15, 1999
-------------------------
Leo A O'Dea


/s/ Dallas R. Arthur        President, Chief Executive Officer   July 15, 1999
-------------------------   and Director
Dallas R. Arthur

/s/ D. Doreen Smith         Secretary                            July 15, 1999
-------------------------
D. Doreen Smith

Signature                                Title                         Date
---------                                -----                         ----

/s/ David L. Costello III   Treasurer and Chief Financial Officer  July 15, 1999
-------------------------
David L. Costello III

/s/ John Paul Rogers        Director                               July 15, 1999
-------------------------
John Paul Rogers

/s/ William C. Rogers, Jr.  Director                               July 15, 1999
-------------------------
William C. Rogers, Jr.

/s/ Steven K. Breeden       Director                               July 15, 1999
-------------------------
Steven K. Breeden

/s/ Thelma T. Daley          Director                              July 15, 1999
-------------------------
Thelma T. Daley

/s/ Howard S. Klein         Director                               July 15, 1999
-------------------------
Howard S. Klein

/s/ Albert R. Counselman    Director                               July 15, 1999
-------------------------
Albert R. Counselman

/s/ John P. Hauswald        Director                               July 15, 1999
-------------------------
John P. Hauswald


/s/ C. Edward Hoerichs      Director                               July 15, 1999
-------------------------
C. Edward Hoerichs

/s/ Allen Quille            Director                               July 15, 1999
-------------------------
Allen Quille

/s/ David P. Hessler        Director                               July 15, 1999
-------------------------
David P. Hessler